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                                                  Exhibit 10(e)

              FIRST AMENDMENT TO THE ADVEST GROUP, INC.
               NONQUALIFIED EXECUTIVE POST-EMPLOYMENT
                             INCOME PLAN

     THIS FIRST AMENDMENT to The Advest Group, Inc. Nonqualified
Executive Post-Employment Income Plan (the "Plan") is made effective as of October 1, 1995.

                         W I T N E S S E T H

     WHEREAS, the Plan was adopted effective October 1, 1993 for a select group of highly compensated senior executives to ensure that the overall effectiveness of the Company's compensation program will attract, retain and motivate qualified senior executives;

     WHEREAS, the Company believes that it is now appropriate to amend the Plan to provide for enhanced benefits for such executives contingent upon performance-related compensation they earn in the future;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Section 1.10 of the Plan is modified in its entirety to read as follows:

               1.10 "Compensation" for any Participant for any year means the sum of all base pay and bonus
          (but disregarding any bonus exceeding 25% of base salary) paid to the Participant during the year, including in that calculation any salary deferrals under a plan intended to meet the requirements of either Section 401(k) or Section
          125 of the Internal Revenue Code.

     2. In all other respects the Plan remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

                    THE ADVEST GROUP, INC.

               By:  /s/ Allen Weintraub
                    ------------------------------------
                         Allen Weintraub
                    Chairman and Chief Executive Officer

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